POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that the undersigned, Sheila Jordan, an individual subject to the filing requirements (the "Filer") of Section 16 of the Securities Act of 1934, as amended (the "Act"), does hereby constitute and appoint any of Helen Shan, Rachel Stern, Brian Daly, Megan Jones, Jill Shank, Debra Quas, as her true and lawful attorney-in-fact and in her name, place and stead to execute and deliver, and to take such other action as the attorney considers necessary or appropriate, to effect, any filing on Form 3, Form 4, or Form 5 to be filed under Section 16 of the Act,

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on this 25th day of March, 2019.

/s/ SHEILA JORDAN
Signature

Sheila Jordan
Printed Name

STATE OF CONNECTICUT)
)SS:
COUNTY OF FAIRFIELD)

On the 25th day of March, 2019, before me personally came Sheila Jordan and who executed the foregoing instrument, and she acknowledged to me that she executed the same.

/s/ MARIA EDMONDSON
Notary Public